Exhibit 3.36

STATE OF NEVADA

ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

January 30, 2013

Job Number:	C20130130-0275
Reference Number:	00003797450-45
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110392897-72	Articles of Organization	2 Pages/1 Copies

Respectfully,

/s/ Ross Miller
ROSS MILLER Secretary of State

Certified By: Christine Rakow Certificate Number: C20130130-0275 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Filed in the office of Document Number [ILLEGIBLE] 20110392897-72 Filing Date and Time Ross Miller 05/26/2011 9:40 AM Secretary of State Entity Number State of Nevada E0303422011-3 Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions) NP Losce Elkhorn Holdings LLC Check box if a Series Limited- Liability Company Check box if a Restricted Limited-Liability Company 2. Registered Agent for Service of Process: (check only one box) Commercial Registered Agent: Name Noncommercial Registered Agent OR Office or Position with Entity (name and address below) (name and address below) Marc Falcone Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 10801 West Charleston Boulevard, Suite 600 Las Vegas Nevada 89135 Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip Code 3. Dissolution Data: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: (required) Company shall be managed by: Manager(s) OR Member(s) (check only one box) 5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3) 1) Station Casinos LLC Name 10801 West Charleston Boulevard, Suite 600 Las Vegas NV 89135 Street Address City State Zip Code 2) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer) Mary Hood [ILLEGIBLE] Name Organizer Signature 601 S. Figueroa Street, 30th Floor Los Angeles CA 90071 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. [ILLEGIBLE] May 25, 2011 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date This from must be accompanied by appropriate fees. Nevada Secretary of State NRS 88 DLLC Articles Revised: 3-10-11

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (776) 684-5708 Website: www.nvsos.gov. Registered Agent Acceptance (PURSUANT TO NRS 77.310) This form may be submitted by: a Commercial Registered .Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141 USE BLACK INK ONLY. DO NOT HIGHLIGHT ABOVE SPACE IS FOR OF OFFICE USE ONLY Certificate of Acceptance of Appointment by Registered Agent In the matter of NP Losee Elkhorn Holdings LLC Name of Represented Business Entity I, Marc J. Falcone am a: Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent’ (complete only one) a) commercial registered agent listed with the Nevada Secretary of State, b) noncommercial registered agent with the e following address for service of process: 10801 West Charleston Boulevard, Suite 600 Las Vegas Nevada 89135 Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip code c) represented entity accepting own service of process at the following address: Title of Office or Position of Person in Represented Entity Nevada Street Address City Zip Code Nevada Mailing Address (if different from street address) City Zip Code and hereby state that on May 25, 2011 I accepted the appointment as registered agent for Date the above named business entity. [ILLEGIBLE] May 25, 2011 Authorized Signature of R.A or On Behalf of R A. Company Date *If changing Registered Agent when reinstating, officer’s signature required. signature of Officer Date Nevada Secretary of State Form RA Acceptance Revised: 5-13-10